Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2012
SECOND QUARTER AND SIX MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – May 15, 2012 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer  of TV receivers, video recorders, Internet video streaming devices and other products for the personal computer market, reported financial results for the second fiscal quarter and six month period ended March 31, 2012.

SECOND QUARTER RESULTS

Net sales increased to $11.3 million for the second quarter of fiscal 2012 compared to $10.3 million reported for the previous year’s second fiscal quarter.

The Company reduced its net loss to $347,181 for the second quarter of fiscal 2012 compared to its net loss of $1,443,367 in the previous year’s second fiscal quarter.   Basic and diluted net loss per share was $0.03 for the second quarter of fiscal 2012 compared to $0.14 for the second quarter of fiscal 2011.

SIX MONTH RESULTS

Net sales increased to $26.7 million for the six months ended March 31, 2012 compared to $23.2 million reported for the six months ended March 31, 2011.

The Company reported net income of $96,751 for the six months ended March 31, 2012, compared to a net loss of $2,181,587 for the six months ended March 31, 2011.  Basic and diluted income per share was $0.01 for the six months ended March 31, 2012 compared to a net loss per share of $0.22 for the six months ended March 31, 2011.

DISCUSSION OF RESULTS

Hauppauge's CEO Ken Plotkin noted: "Sales in the quarter increased by 10%, led by new products such as our digital cablecard receiver for Windows 7, the WinTV-DCR-2650, our new myTV™ receiver products for the iPad and iPhone and our new video game recording product, the HD PVR Gaming Edition. Our European sales improved in the second quarter, though it is difficult to say what impact the economic challenges of Europe will have on the sales of our consumer electronic products for the rest of the year. Our cost control program, which was started in the fourth quarter of 2011, has led to an expense reduction of 18% from last year, helping to narrow the loss in the second quarter.”

"Hauppauge continues to move ahead with our research and development program. At the beginning of the third fiscal quarter, our R&D team in the U.S. delivered StreamEez™. StreamEez is a hardware video encoder which provides a simple way to video stream an event over the Internet. It is designed for small to medium size groups and institutions such as universities, religious organizations and political groups. StreamEez is based on the high quality video encoding technology which we use in our HD PVR and Colossus video recorders.”

"In the beginning of the third quarter, we also introduced a new version of Broadway which allows the recording of TV programs onto an attached storage device. Developed by our PCTV Systems R&D team in Germany, Broadway is a high performance consumer video encoder which receives digital TV programs in North America and Europe, and transmits the TV program to an iPad or iPhone in the home via Wi-Fi or anywhere in the world where there is an Internet connection. We currently have three TV products which provide live TV for the iPad and iPhone, an area we believe has potential for growth going forward."

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of TV receivers, video recorders, Internet video streaming devices and other products for the personal computer market. Through its Hauppauge Computer Works, Inc., Hauppauge Digital Europe Sarl and PCTV Systems Sarl subsidiaries, the Company designs, develops, manufactures and markets products which record video from cable TV, satellite set top boxes and video game consoles, plus analog, digital and other types of TV tuners and devices that allow PC users to watch television on a PC screen in a resizable window. Certain of the Company’s products also enable the recording of TV shows to a PCs’ hard disk, receiving of digital TV data transmissions, and the display of digital media stored on a computer to a TV set and other mobile devices via a home network.  The Company is headquartered in Hauppauge,  New York,  with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and research and development centers in Hauppauge, New York, Braunschweig, Germany and Taipei, Taiwan.  The Company’s Internet web site can be found at http://www.hauppauge.com

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in “Item 1A–Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the Company’s Form 10-Q for the three months ended December 31, 2011 and the three months ended March 31, 2012), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Net sales	$11,320,988	$10,324,162
Cost of sales	7,721,672	7,102,764
Gross profit	3,599,316	3,221,398

Selling, general and administrative expenses	2,991,170	3,513,871
Research & development expenses	806,211	1,142,913
Loss from operations	(198,065)	(1,435,386)
Other income (expense):
Interest income	1,147	1,616
Foreign currency loss	(309)	(27,060)
Total other income (expense)	838	(25,444)
Loss before tax provision	(197,227)	(1,460,830)
Current tax expense	36,047	51,725
Deferred tax expense (benefit)	113,907	(69,188)
Net loss	$(347,181)	$(1,443,367)

Net loss per share-basic and diluted	$(0.03)	$(0.14)

Weighted average shares-basic and diluted	10,122,344	10,160,679

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended March 31,
	2012	2011
	(unaudited)	(unaudited)
Net sales	$26,748,215	$23,187,108
Cost of sales	18,139,136	15,618,472
Gross profit	8,609,079	7,568,636

Selling, general and administrative expenses	6,289,907	7,288,575
Research & development expenses	1,618,593	2,239,692
Income (loss) from operations	700,579	(1,959,631)
Other income:
Interest income	2,835	3,175
Foreign currency gain	16,570	4,463
Total other income	19,405	7,638
Income (loss) before tax provision	719,984	(1,951,993)
Current tax expense	72,395	99,056
Deferred tax expense	550,838	130,538
Net income (loss)	$96,751	$(2,181,587)

Net income (loss) per share-basic and diluted	$0.01	$(0.22)

Weighted average shares-basic and diluted	10,122,344	10,094,920

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2012	2011
	(unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$3,999,270	$4,080,537
Accounts receivables, net of various allowances	3,678,785	3,708,696
Other non trade receivables	2,008,208	2,408,326
Inventories	12,048,532	10,092,224
Deferred tax asset current	1,086,884	1,127,641
Prepaid expenses and other current assets	1,198,453	992,258
Total current assets	24,020,132	22,409,682

Intangible assets, net	2,809,012	3,186,430
Property, plant and equipment, net	313,216	368,703
Security deposits and other non current assets	113,289	112,813
Deferred tax asset non current	279,216	789,297
Total assets	$27,534,865	$26,866,925

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$5,533,850	$6,674,900
Accrued expenses – fees	4,733,476	4,082,719
Accrued expenses	12,440,377	11,417,895
Income taxes payable	251,873	242,201
Total current liabilities	22,959,576	22,417,715

Stockholders' Equity
Common stock, $.01 par value; 25,000,000 shares authorized,
10,882,823 and 10,842,274 issued, respectively	108,828	108,828
Additional paid-in capital	18,250,882	18,187,595
Retained deficit	(6,803,207)	(6,899,958)
Accumulated other comprehensive loss	(4,575,666)	(4,541,707)
Treasury stock at cost, 760,479 shares	(2,405,548)	(2,405,548)
Total stockholders' equity	4,575,289	4,449,210
Total liabilities and stockholders' equity	$27,534,865	$26,866,925

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